CHAR1\1636446v1
Exhibit 10.4

FIRST AMENDMENT TO SECURITY AGREEMENT
THIS FIRST AMENDMENT dated as of March 7, 2019 (this “Amendment”), is entered into among the Grantors identified on the signature pages hereto and Victory Park Management, LLC, as Administrative Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Security Agreement (defined below).
RECITALS
A.    Reference is made to (i) that certain Agreement Among Noteholders dated as of July 19, 2018 (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Agreement Among Noteholders”) among the holders from time to time party thereto (the “Holders”), Rimini Street, Inc., a Delaware corporation (the “Debtor”), and Victory Park Management, LLC, as Administrative Agent, (ii) those certain Convertible Secured Promissory Notes dated as of July 19, 2018 (as amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “2018 Notes”) among the Debtor, as borrower, and the holders of such 2018 Notes, and (iii) that certain Security Agreement, dated as of July 19, 2018 (the “Original Security Agreement”; the Original Security Agreement, as amended by this Amendment, and as otherwise amended, restated, supplemented or modified from time to time, the “Security Agreement”).
B.    Debtor has entered into those certain Convertible Secured Promissory Notes dated as of the date hereof (as amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “2019 Notes”) among the Debtor, as borrower, and the holders of such 2019 Notes (the “2019 Holders”), pursuant to which the 2019 Holders have agreed to advance funds and extend credit to the Debtor.
C.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT
1.    Amendments. The first paragraph of the Original Security Agreement shall be amended and restated in its entirety as follows:
“Reference is made to the Agreement Among Noteholders dated as of the date hereof (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, the “Agreement Among Noteholders”), among the holders from time to time party thereto (together with their successors and assigns, the “Holders” and “Secured Parties”), Rimini Street, Inc., a Delaware corporation (the “Debtor”), and Victory Park Management, LLC, as Administrative Agent. Debtor has entered into those certain Convertible Secured Promissory Notes dated as of July 19, 2018 (such Convertible Secured Promissory Notes, together with any additional Convertible Secured Promissory Notes issued in accordance with the terms thereof, including without limitation, those Convertible Secured Promissory Notes dated as of March 7, 2019, in each case as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Notes”), among Debtor, as borrower, and the Holders, pursuant to which the Holders have agreed to advance funds and extend credit to Debtor. The obligations of the Holders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Debtor and the Subsidiary Parties who are affiliates of the Debtor, will derive substantial benefits from the extension of credit to the Debtor pursuant to the Notes, and are willing to execute and deliver this Agreement in order to induce the Holders to extend such credit. Accordingly, the parties hereto agree as follows:”

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Grantors.
3.    Authority/Enforceability. Each Grantor represents and warrants as follows:
(a)    The execution and performance by the Grantors of this Amendment are within each Grantor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate action or other organizational action.
(b)    This Amendment has been duly executed and delivered by such Grantor and constitutes such Grantor’s legal, valid and binding obligation.
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Grantor of this Amendment, or, if such consent is required, it has been obtained.
(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of such Grantor’s organization documents or (ii) materially violate, contravene or conflict with any laws applicable to such Grantor.
4.    Representations and Warranties. Each Grantor represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Section 2.03 of the Security Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (b) no Event of Default exists.
5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format shall be effective as an original.
6.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
7.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
8.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
9.    Severability. If any provision of any of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
[signature page follows]

Exhibit 10.4
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GRANTOR:                    RIMINI STREET, INC.,

By: /s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer
ADMINISTRATIVE AGENT:            VICTORY PARK MANAGEMENT, LLC,

By: /s/ Scott Zemnick
Name: Scott Zemnick
Title: Manager